EXHIBIT 15

September 10, 2024

The Board of Directors and Stockholders of Ross Stores, Inc.:

5130 Hacienda Drive
Dublin, CA 94568

We are aware that our report dated September 10, 2024, on our review of the interim financial information of Ross Stores, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended August 3, 2024, is incorporated by reference in Registration Statements Nos. 333-115836, 333-151116, 333-210465, and 333-218052 on Form S-8.

/s/Deloitte & Touche LLP
San Francisco, California
September 10, 2024